UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 3, 2019

_____________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 6, 2019, the Directors (the “Board”) of Tonix Pharmaceuticals Holding Corp. (the “Company”), on the recommendation of its Nominating and Corporate Governance Committee, appointed Daniel Goodman, M.D. as director of the Company, effective immediately.

Dr. Goodman, age 57, is President of The Midtown Practice for Psychiatry PC, a group practice of mental health professionals, which he co-founded in 2017, and Chief Executive Officer of Riverside Pharmaceuticals, a drug discovery company, which he founded in 2012. Dr. Goodman co-founded PsychoGenics Inc., a preclinical neuropharmacology company, in 1998, was its Chief Executive Officer from 1998 to 2000, and has served on its Board of Directors since 2000. Dr. Goodman graduated from Harvard Medical School and earned an M.B.A. from Columbia Business School.

In connection with his appointment to the Board, the Board awarded Dr. Goodman 30,000 stock options, which vest on the first anniversary of issuance and are exercisable at $2.05 per share.

There are no arrangements or understandings pursuant to which Dr. Goodman was appointed as a director, and there are no related party transactions between the Company and e Dr. Goodman reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Goodman’s appointment to the Board is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2019, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to increase the number of authorized shares of the Company’s common stock from 15,000,000 to 150,000,000 shares (the “Charter Amendment”).

As disclosed in Item 5.07 of this Current Report on Form 8-K, the Charter Amendment was approved by the Company’s shareholders at the 2019 annual meeting of shareholders held on May 3, 2019. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.01 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2019, the Company held its annual meeting of shareholders, at which the Company’s shareholders approved seven proposals. Shareholders representing 3,745,986 shares, or 79.64%, of the common shares outstanding as of the March 7, 2019 record date were represented at the meeting by proxy. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2019, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Seth Lederman	744,270	103,681	2,898,035
Margaret Smith Bell	725,839	122,112	2,898,035
David Grange	722,689	125,262	2,898,035
Patrick Grace	733,746	114,205	2,898,035
Donald W. Landry	735,707	112,244	2,898,035
Adeoye Olukotun	732,575	115,376	2,898,035
James Treco	733,580	114,371	2,898,035
John Rhodes	736,241	111,710	2,898,035

Proposal 2

The Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,494,418	216,619	34,949	0

Proposal 3

The Company’s shareholders approved the Tonix Pharmaceuticals Holding Corp. 2019 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
682,436	151,764	13,751	2,898,035

Proposal 4

The Company’s shareholders approved the Tonix Pharmaceuticals Holding Corp. 2019 Employee Stock Purchase Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
724,961	110,574	12,416	2,898,035

Proposal 5

The Company’s shareholders approved of an amendment to the Company’s Articles of Incorporation, as amended, to increase the Company’s authorized shares of common stock from 15,000,000 to 150,000,000, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,855,679	843,180	47,125	0

Proposal 6

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
695,330	140,894	11,727	2,898,035

Proposal 7

The Company’s shareholders approved, on an advisory basis, a three-year frequency with which the Company should conduct future shareholder advisory votes on named executive officer compensation, as set forth below:

One Year	Two Years	Three Years	Broker Non-Votes
368,035	14,835	436,458	2,898,035

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.01	Certificate of Amendment to Tonix Pharmaceuticals Holding Corp.’s Articles of Incorporation, as amended, filed with the Secretary of State of the State of Nevada on May 3, 2019

	99.01	Press Release dated May 8, 2019, issued by the Company

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 8, 2019	By: /s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer